                                                                   EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                          Ratios of Earnings to Fixed Charges
                                 (Dollars in millions)

                                            Three Months Ended  Six Months Ended
                                                  June 30,           June 30,
                                            ------------------  ----------------
                                              2005      2004     2005      2004
                                            --------  --------  -------  --------
EARNINGS
--------
Income Before Income Taxes                  $    598  $    555  $ 1,164  $  1,018
Fixed Charges, Excluding Interest
  on Deposits                                    142        70      254       138
                                            --------  --------  -------  --------

Income Before Income Taxes and Fixed
  Charges, Excluding Interest on Deposits        740       625    1,418     1,156
Interest on Deposits                             220       126      404       244
                                            --------  --------  -------  --------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $    960  $    751 $  1,822  $  1,400
                                            ========  ======== ========  ========

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $    124  $     54 $    218  $    107
One-Third Net Rental Expense*                     18        16       36        31
                                            --------  --------  -------  --------
Total Fixed Charges, Excluding Interest
  on Deposits                                    142        70      254       138
Interest on Deposits                             220       126      404       244
                                            --------  --------  -------  --------
Total Fixed Charges, Including Interest
  on Deposits                               $    362  $    196 $    658  $    382
                                            ========  ======== ========  ========

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                  5.21x     8.93x    5.58x     8.38x
Including Interest on Deposits                  2.65      3.83     2.77      3.66

*The proportion deemed representative of the interest factor.